Exhibit 99.1

IDEXX Laboratories Announces Second Quarter Results

▪	Achieves second quarter revenue growth of 10% as reported and 9% organic, and CAG Diagnostics recurring revenue growth of 11% as reported and 10% organic.

▪	Strong volume-driven CAG Diagnostics recurring revenue growth including benefits from IDEXX's innovations and expansion of diagnostics utilization.

▪	IDEXX inVue Dx™ installed base surpasses 9,000 instruments, supported by over 1,600 placements during the quarter.

▪	Drives EPS of $4.27, an increase of 18% as reported and 15% on a comparable basis, with operating margin up 140 basis points as reported and 110 basis points on a comparable basis.

▪	Narrows 2026 revenue guidance to $4,700 million - $4,745 million, up $5 million at midpoint, reflecting benefit of CAG Diagnostics recurring revenue performance, and net of $15 million headwind from updated foreign exchange estimates.

▪	Raises midpoint for 2026 reported revenue growth outlook to 9.7%, reflecting a range of 9.1% - 10.3%, and CAG Diagnostics recurring revenue reported growth of 10.1% - 11.3%, with projected 2026 organic revenue growth of 8.5% - 9.7% and CAG Diagnostics recurring revenue organic growth of 9.5% - 10.7%.

▪	Increases 2026 EPS outlook to $14.69 - $14.94, reflecting an increase of $0.14 compared to prior guidance midpoint, supported by a raised revenue outlook at midpoint while advancing incremental investments aligned with commercial and innovation priorities.

WESTBROOK, Maine, August 4, 2026— IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in pet healthcare innovation, today announced second quarter results.

Second Quarter Results

The Company reports revenues of $1,217 million for the second quarter of 2026, an increase of 10% as reported and 9% organic, driven by Companion Animal Group ("CAG") growth of 9% as reported and organic, Water revenue growth of 15% as reported and 13% organic, and LPD revenue growth of 11% as reported and 9% organic.

Second quarter earnings per diluted share (“EPS”) were $4.27, an increase of 18% as reported and 15% on a comparable basis. Second quarter EPS included $0.14 per share in tax benefits from share-based compensation and $0.06 per share benefit from year-over-year currency changes.

IDEXX Announces Second Quarter Results

August 4, 2026

“Our second quarter results reflect the strength of our Technology for Life strategy, with continued innovation across our Catalyst, Fecal Dx, and IDEXX inVue Dx platforms supporting deeper customer adoption and higher diagnostic utilization,” said Mike Erickson, President and Chief Executive Officer. “This is the kind of durable, compounding growth we're building for the long term, helping veterinarians see more and do more for their patients while creating lasting value for our shareholders.”

Second Quarter Performance Highlights

Companion Animal Group (“CAG”)

CAG revenue growth was led by CAG Diagnostics recurring revenue growth of 11% as reported and 10% organic, including 14% reported and 12% organic gains in International regions, and 10% reported and organic growth in the U.S., outpacing sector growth levels.

Additional U.S. companion animal practice key metrics are available in the Q2 2026 Earnings Snapshot accessible on the IDEXX website, www.idexx.com/investors.

Exceptional commercial execution - including strong volume gains, net customer expansion, benefits from IDEXX innovation, and growth of the premium instrument installed base - drove double-digit CAG Diagnostics recurring revenue growth.

▪	IDEXX VetLab™ consumables generated 15% reported and 14% organic revenue growth, supported by testing utilization gains, including benefits from recent product launches and net new customer growth with 11% expansion of the IDEXX global premium instrument installed base and net price gains.

▪	Reference laboratory diagnostic and consulting services generated 11% reported and 10% organic revenue growth, driven by higher testing volumes and net new customer gains.

▪	Rapid assay products revenues increased 1% as reported and on an organic basis, driven by net price benefits and an easing of the volume impacts from adoption of the Catalyst™ Pancreatic Lipase Test, which has shifted some testing across modalities.

CAG Diagnostics capital instrument revenues decreased 19% as reported and 20% on an organic basis, lapping the Q2 2025 broad availability of IDEXX inVue Dx, with current-year period revenue benefiting from over 1,600 IDEXX inVue Dx placements.

Veterinary software, services and diagnostic imaging systems revenues grew 12% on a reported and organic basis for the quarter, with benefits from cloud-native software growth and installed base expansion. Diagnostic imaging systems delivered another record quarter of installations, led by ImageVue™ DR50 Plus.

IDEXX Announces Second Quarter Results

August 4, 2026

Water

Water revenues grew 15% as reported and 13% organic for the quarter, reflecting solid organic growth in the U.S. and Europe.

Livestock, Poultry and Dairy (“LPD”)

LPD revenues increased 11% as reported and 9% organic for the quarter, led by strong growth in the Americas.

Gross Profit and Operating Profit

Gross profit increased 12% as reported and 11% on a comparable basis. Gross margin of 64.0% increased 140 basis points as reported and 120 basis points on a comparable basis, supported by strong recurring revenue volume gains, operational productivity initiatives, and net price realization.

Operating margin was 35.0% for the quarter, higher than the prior year period by 140 basis points as reported and by 110 basis points on a comparable basis. Operating margin results reflect a 10% operating expense increase as reported and 9% growth on a comparable basis. Operating expense growth supported expansion of commercial capabilities, advancement of the Company's innovation agenda, and enabling information technology investments.

2026 Growth and Financial Performance Outlook

The Company is updating its full year revenue growth guidance range to $4,700 million - $4,745 million, or reported growth of 9.1% - 10.3%, an increase of $5 million at midpoint, net of a $15 million reduction to projected revenues from a stronger U.S. dollar. The Company is increasing its outlook for organic revenue growth to 8.5% - 9.7%, an increase of 0.4% at midpoint, reflecting operational performance.

The Company increased its full year reported operating margin outlook to 32.3% - 32.5%, bringing the projected full year operating profit margin expansion to 70 - 90 basis points as reported and on a comparable basis. This outlook benefits from strong second quarter operating performance, while advancing strategic investment priorities.

The Company updated its EPS outlook range to $14.69 - $14.94, reflecting increased reported growth of 12% - 14% and 13% - 15% comparable growth. At midpoint this reflects benefits of $0.14 per share from operational performance; $0.05 from higher share-based compensation benefits and a $0.05 headwind from updated estimates for foreign exchange impacts.

IDEXX Announces Second Quarter Results

August 4, 2026

The following table provides the Company's updated outlook for annual key financial metrics in 2026 with a comparison to the prior outlook:

Amounts in millions except per share data and percentages

2026 Growth and Financial Performance Outlook
	Updated			Prior
Revenue	$4,700	-	$4,745	$4,675	-	$4,760
Reported growth	9.1%	-	10.3%	8.6%	-	10.6%
Organic growth	8.5%	-	9.7%	7.7%	-	9.7%
CAG Diagnostics Recurring Revenue Growth
Reported growth	10.1%	-	11.3%	9.6%	-	11.6%
Organic growth	9.5%	-	10.7%	8.7%	-	10.7%
Operating Margin	32.3%	-	32.5%	32.1%	-	32.5%
Operating margin expansion	70 bps	-	90 bps	50 bps	-	90 bps
Comparable margin expansion	70 bps	-	90 bps	50 bps	-	90 bps
EPS	$14.69	-	$14.94	$14.45	-	$14.90
Reported growth	12%	-	14%	11%	-	14%
Comparable growth	13%	-	15%	11%	-	15%
Other Key Metrics
Net interest expense		~ $35			~ $34
Share-based compensation tax benefit		~ $19			~ $15
Share-based compensation tax rate benefit		~ 1.3%			~ 1.0%
Effective tax rate		~ 21.1%			~ 21.4%
Share-based compensation EPS impact		~ $0.24			~ $0.19
Reduction in average shares outstanding	1.5%	-	2%	1%	-	2%
Operating Cash Flow (% of Net Income)	110%	-	120%	105%	-	115%
Free Cash Flow (% of Net Income)	90%	-	100%	85%	-	95%
Capital Expenditures		~ $180		~ $180

IDEXX Announces Second Quarter Results

August 4, 2026

The following table outlines estimates of foreign currency exchange rate impacts, net of foreign currency hedging transactions, and foreign currency exchange rate assumptions reflected in the above financial performance outlook for 2026.

Estimated Foreign Currency Exchange Rate Impacts	2026
Revenue growth rate impact	~0.6%
CAG Diagnostics recurring revenue growth rate impact	~0.6%
Operating margin growth impact	~ 30 bps
EPS impact	~ $0.22
EPS growth impact	~ 2%

Go-Forward Foreign Currency Exchange Rate Assumptions	2026
In U.S. dollars
euro	$1.14
British pound	$1.32
Canadian dollar	$0.70
Australian dollar	$0.69
Relative to the U.S. dollar
Japanese yen	¥162
Chinese renminbi	¥6.80
Brazilian real	R$5.20

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will host a conference call today at 8:30 a.m. (ET) to discuss its second quarter 2026 results and management’s outlook. Individuals can access a live webcast of the conference call through a link on the IDEXX website, www.idexx.com/investors. An archived edition of the webcast will be available after 1:00 p.m. (ET) via the same link and will remain available for one year. The live call also will be accessible by telephone. To listen to the live conference call, please dial 1-800-330-6730 or 1-213-279-1575 and reference passcode 922025.

2026 Investor Day

IDEXX Laboratories, Inc. will host its 2026 Investor Day on Thursday, August 13, 2026 from 8:00 am to approximately 12:00 pm (ET). A live webcast and accompanying slide presentations will be available at www.idexx.com/investors. An archived webcast replay of the event will be available approximately one hour following the event at www.idexx.com/investors. For additional information, contact investorrelations@idexx.com.

IDEXX Announces Second Quarter Results

August 4, 2026

About IDEXX Laboratories, Inc.

IDEXX is a global leader in pet healthcare innovation. Our diagnostic and software products and services create clarity in the complex, constantly evolving world of veterinary medicine. We support longer, fuller lives for pets by delivering insights and solutions that help the veterinary community around the world make confident decisions—to advance medical care, improve efficiency, and build thriving practices. Our innovations also help measure the safety of milk and water across the world and maintain the health and well-being of people and livestock. IDEXX Laboratories, Inc. is a member of the S&P 500™ Index. Headquartered in Maine, IDEXX employs approximately 11,000 people and offers solutions and products to customers in more than 175 countries and territories. For more information about IDEXX, visit www.idexx.com.

Note Regarding Forward-Looking Statements

This earnings release and the statements to be made in the accompanying earnings conference call contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements about the Company’s business prospects and estimates of the Company’s financial results for future periods. Forward-looking statements are included above under "2026 Growth and Financial Performance Outlook" and elsewhere and can be identified by the use of words such as "expects", "may", "anticipates", "intends", "would", "will", "plans", "believes", "estimates", "projected", "should", and similar words and expressions. Our forward-looking statements include statements relating to our expectations regarding financial performance; revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates and interest rates; projected operating margins and expenses and capital expenditures, including anticipated investments in global commercial capabilities and innovation; projected tax, tax rate and EPS benefits from share-based compensation arrangements; projected effective tax rates, reduction of average shares outstanding and net interest expense; trends and other factors impacting the pet healthcare industry, including pet population demographics and U.S. clinical visits, and their anticipated effects on the Company; IDEXX inVue Dx analyzer placements; IDEXX Cancer Dx testing panel expansion; rollout of Fine Needle Aspiration to the IDEXX inVue Dx analyzer; and future commercial expansions. These statements are intended to provide management's expectations or forecasts of future events as of the date of this earnings release; are based on management's estimates, projections, beliefs, and assumptions as of the date of this earnings release; and are not guarantees of future performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things, the adverse impact, and the duration, of macroeconomic events, conditions, and uncertainties, such as geopolitical instability (including wars, terrorist attacks, and armed conflicts), general economic uncertainty, changes in U.S. and other countries’ tariff and trade policies, severe weather and other natural conditions, and supply chain challenges on our business, results of operations, liquidity, financial condition, and stock price, as well as the matters described under the headings "Business," "Risk Factors," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the corresponding sections of the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as well as those described from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission available at www.sec.gov. The Company specifically disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Regarding Non-GAAP Financial Measures

The following defines terms and conventions and provides reconciliations regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company’s consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company’s business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

IDEXX Announces Second Quarter Results

August 4, 2026

Constant currency - Constant currency references are non-GAAP financial measures which exclude the impact of changes in foreign currency exchange rates and are consistent with how management evaluates our performance and comparisons with prior and future periods. We estimate the net impacts of currency on our revenue, gross profit, operating profit, and EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes impacted second quarter 2026 results as follows: increased gross profit growth by 1.1%, increased gross margin expansion 20 basis points, increased operating expense growth by 0.5%, increased operating profit growth by 1.6%, increased operating profit margin growth by 30 basis points, and increased EPS growth by 1.7%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and six months ended June 30, 2026 and refer to the 2026 Growth and Financial Performance Outlook section of this earnings release for estimated foreign currency exchange rate impacts on 2026 projections and estimates.

Growth and organic revenue growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted. Organic revenue growth is a non-GAAP financial measure that represents the percentage change in revenue, as compared to the same period for the prior year, net of the effect of changes in foreign currency exchange rates, certain business acquisitions, and divestitures. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth should be considered in addition to, and not as a replacement of or a superior measure to, revenue growth reported in accordance with GAAP. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and six months ended June 30, 2026. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Please refer to the 2026 Growth and Financial Performance Outlook section of this earnings release for estimated full year 2026 organic revenue growth for the Company and CAG Diagnostics recurring revenue growth. The percentage change in revenue resulting from acquisitions represents revenues during the current year period, limited to the initial 12 months from the date of the acquisition, that are directly attributable to business acquisitions. Revenue from acquisitions is expected to have an immaterial impact on projected full year 2026 revenue growth and no impact on CAG Diagnostics recurring revenue growth.

We exclude from organic revenue growth the effect of changes in foreign currency exchange rates because changes in foreign currency exchange rates are not under management’s control, are subject to volatility, and can obscure underlying business trends. We calculate the impact on revenue resulting from changes in foreign currency exchange rates by applying the difference between the weighted average exchange rates during the current year period and the comparable prior year period to foreign currency denominated revenues for the prior year period.

We also exclude from organic revenue growth the effect of certain business acquisitions and divestitures because the nature, size, and number of these transactions can vary dramatically from period to period, and because they either require or generate cash as an inherent consequence of the transaction, and therefore can also obscure underlying business and operating trends. We consider acquisitions to be a business when all three elements of inputs, processes, and outputs are present, consistent with ASU 2017-01, “Business Combinations: (Topic 805) Clarifying the Definition of a Business.” We do not consider acquired assets to be a business if substantially all the fair value of the assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. A typical acquisition that we do not consider a business is a customer relationship asset acquisition, which does not have all elements necessary to operate a business, such as employees or infrastructure. Revenue from these customers acquired is included in organic revenue growth because we believe the efforts required to convert and retain these acquired customers are similar in nature to our efforts to obtain and retain our existing customer base.

Comparable growth metrics - Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates and non-recurring or unusual items (if any). Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts. Management believes that reporting comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) provides useful information to investors because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding key metrics used by management. Comparable gross profit growth, comparable gross margin gain (or growth), comparable operating expense growth, comparable operating profit growth and comparable operating margin gain (or growth) should be considered in addition to, and not as replacements of or superior measures to, gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain reported in accordance with GAAP.

IDEXX Announces Second Quarter Results

August 4, 2026

The reconciliation of these non-GAAP financial measures is as follows:

	Three Months Ended		Year-over-Year		Six Months Ended		Year-over-Year
	June 30,	June 30,	Change		June 30,	June 30,	Change
Dollar amounts in thousands	2026	2025			2026	2025
Gross profit and growth (as reported)	$779,087	$694,732	12%		$1,501,826	$1,318,111	14%
Gross margin and margin gain	64.0%	62.6%	140	bps	63.7%	62.5%	120	bps
Less: comparability adjustments
Change from currency	7,511	—			27,982	—
Comparable gross profit and growth	$771,576	$694,732	11%		$1,473,844	$1,318,111	12%
Comparable gross margin and margin gain	63.9%	62.6%	120	bps	63.6%	62.5%	110	bps

Operating expenses and growth (as reported)	$353,521	$321,686	10%		$713,674	$628,531	14%
Less: comparability adjustments
Change from currency	1,458	—			7,728	—
Loss on equity investment	—	—			5,000	—
Now-concluded litigation matter	—	—			—	(8,600)
Comparable operating expense and growth	$352,063	$321,686	9%		$700,946	$637,131	10%

Operating profit and growth (as reported)	$425,566	$373,046	14%		$788,152	$689,580	14%
Operating margin and margin gain	35.0%	33.6%	140	bps	33.4%	32.7%	70	bps
Less: comparability adjustments
Change from currency	6,053	—			20,254	—
Loss on equity investment	—	—			(5,000)	—
Now-concluded litigation matter	—	—			—	8,600
Comparable operating profit and growth	$419,513	$373,046	12%		$772,898	$680,980	13%
Comparable operating margin and margin gain	34.7%	33.6%	110	bps	33.3%	32.3%	100	bps

Amounts presented may not recalculate due to rounding.

Projected 2026 comparable operating margin expansion outlined in the 2026 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) full year 2026 reported operating margin adjusted for a $5 million unfavorable impact of loss on an equity investment; (ii) adjustment to projected 2026 operating margin for a positive impact from year-over-year foreign currency exchange rate changes at noted exchange rates; and (iii) adjustment to 2025 operating margin for the positive impact of the approximately $9 million discrete litigation expense accrual adjustment in the second quarter of 2025.

These impacts described above reconcile reported gross profit growth, gross margin gain, operating expense growth, operating profit growth and operating margin gain (including projected 2026) to comparable gross profit growth, comparable gross margin gain, comparable operating expense growth, comparable operating profit growth and comparable operating margin gain for the Company.

IDEXX Announces Second Quarter Results

August 4, 2026

Comparable EPS growth - Comparable EPS growth is a non-GAAP financial measure that represents the percentage change in earnings per share (diluted) ("EPS") for a measurement period, as compared to the prior base period, net of the impact of changes in foreign currency exchange rates from the prior base period and excluding the tax benefits of share-based compensation activity under ASU 2016-09, "Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting," and non-recurring or unusual items (if any). Management believes comparable EPS growth is a more useful way to measure the Company’s business performance than EPS growth because it enables better period-over-period comparisons of the fundamental financial results by excluding items that vary independent of performance and provides greater transparency to investors regarding a key metric used by management. Comparable EPS growth should be considered in addition to, and not as a replacement of or a superior measure to, EPS growth reported in accordance with GAAP. Please refer to the constant currency note above for a summary of foreign currency exchange rate impacts.

The reconciliation of this non-GAAP financial measure is as follows:

	Three Months Ended		Year-over-Year	Six Months Ended		Year-over-Year
	June 30,	June 30,	Growth	June 30,	June 30,	Growth
	2026	2025		2026	2025
Earnings per share (diluted) and growth	$4.27	$3.63	18%	$7.74	$6.59	17%
Less: comparability adjustments
Share-based compensation activity	0.14	0.10		0.23	0.11
Loss on equity investment	—	—		(0.05)	—
Now-concluded litigation matter	—	—		—	0.08
Change from currency	0.06	—		0.20	—
Comparable EPS and growth	$4.07	$3.53	15%	$7.36	$6.40	15%

Amounts presented may not recalculate due to rounding.

Projected 2026 comparable EPS growth outlined in the 2026 Growth and Financial Performance Outlook section of this earnings release reflects the following adjustments: (i) adjustment to projected full year 2026 reported EPS for estimated positive year-over-year foreign currency exchange rate change impact of $0.22 at noted exchange rates; (ii) adjustment to projected full year 2026 reported EPS for estimated positive impact of share-based compensation activity of $0.24; (iii) adjustment to projected full year 2026 EPS of $0.05 for unfavorable impact of a loss on an equity investment; (iv) adjustment to full year 2025 reported EPS for a positive $0.08 impact from the discrete litigation expense accrual adjustment in the second quarter of 2025; and (v) adjustment to full year 2025 reported EPS for positive impact of share-based compensation activity of $0.35.

These impacts and those described in the constant currency note above reconcile reported EPS growth (including projected 2026 reported EPS growth) to comparable EPS growth for the Company.

Segment and Other Income from Operations - We report segment income from operations in our Segment Information table below. Segment income from operations is a non-GAAP financial measure that adjusts for the impact of foreign currency transaction gains and losses and should be considered in addition to, and not as a replacement for, or superior measure to, income from operations. We exclude foreign currency transaction gains and losses for each reportable segment (CAG, Water, and LPD) from segment income from operations and report the full amount of foreign currency transaction gains and losses in Other. We believe that reporting segment income from operations provides supplemental analysis to help investors further evaluate each reportable segment’s business performance by excluding foreign currency transaction gains and losses, which are centrally managed by our corporate treasury function and which we do not consider relevant for assessing the results of each reportable segment’s operations. In addition, we believe that reporting segment income from operations provides information to investors regarding key metrics that are used by management, including our chief operating decision-maker, in evaluating the performance of each reportable segment.

The reconciliation of this non-GAAP financial measure is as follows for the three and six months ended June 30, 2026 and 2025:

Amounts in thousands	Three Months Ended June 30,
	2026			2025
	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations
CAG	$393,069	$214	$393,283	$347,983	$494	$348,477
Water	30,258	16	30,274	24,606	36	24,642
LPD	2,395	16	2,411	(543)	38	(505)
Other	(156)	(246)	(402)	1,000	(568)	432
Total	$425,566	$—	$425,566	$373,046	$—	$373,046

IDEXX Announces Second Quarter Results

August 4, 2026

Amounts in thousands	Six Months Ended June 30,
	2026			2025
	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations	Income from Operations	Impact from Foreign Currency	Segment and Other Income from Operations
CAG	$730,234	$604	$730,838	$642,554	$1,078	$643,632
Water	53,901	42	53,943	45,380	79	45,459
LPD	3,657	44	3,701	(462)	82	(380)
Other	360	(690)	(330)	2,108	(1,239)	869
Total	$788,152	$—	$788,152	$689,580	$—	$689,580

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, reduced by the Company’s investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Free cash flow should be considered in addition to, and not as a replacement of or a superior measure to, net cash provided by operating activities. See the supplementary analysis of results below for our calculation of free cash flow for the three and six months ended June 30, 2026 and 2025. To estimate projected 2026 free cash flow, we have deducted projected purchases of property and equipment (also referred to as capital expenditures) of approximately $180 million. Free cash flow conversion, or the net income to free cash flow ratio, is a non-GAAP financial measure that is defined as free cash flow, with respect to a measurement period, divided by net income for the same period. To calculate trailing twelve-month net income to free cash flow ratio for the twelve months ended June 30, 2026, we have deducted purchases of property and equipment of approximately $117 million from net cash provided from operating activities of approximately $1,372 million, divided by net income of approximately $1,140 million.

Debt to Adjusted EBITDA (Leverage Ratios) - Adjusted EBITDA, gross debt, and net debt are non-GAAP financial measures. Adjusted EBITDA is a non-GAAP financial measure of earnings before interest, taxes, depreciation, amortization, non-recurring transaction expenses incurred in connection with acquisitions, share-based compensation expense, and certain other non-cash losses and charges. Management believes that reporting Adjusted EBITDA, gross debt, and net debt in the Debt to Adjusted EBITDA ratios provides supplemental analysis to help investors further evaluate the Company's business performance and available borrowing capacity under the Company's credit facility. Adjusted EBITDA, gross debt, and net debt should be considered in addition to, and not as replacements of or superior measures to, net income or total debt reported in accordance with GAAP. For further information on how Adjusted EBITDA and the Debt to Adjusted EBITDA Ratios are calculated, see the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Notes and Definitions

Discrete litigation expense accrual - During the first quarter of 2025, the Company reduced its previously established $89.0 million accrual related to a concluded litigation matter by approximately $9 million, which represented our best estimate at that time of the amount of the loss.

Concluded litigation matter - The Company was a defendant in a litigation matter involving an alleged breach of contract for underpayment of royalty payments made from 2004 through 2017 under an expired patent license agreement, and the trial court ruled in favor of the plaintiff in 2020. Following appeals and in light of the appellate court's April 3, 2025 decision, on April 17, 2025, the Company paid the judgment of approximately $80 million, and the plaintiff executed a satisfaction and release of judgment, which was filed with the trial court on the same date, concluding this matter. For further information, see the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

IDEXX Announces Second Quarter Results

August 4, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations

Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2026	2025	2026	2025
Revenue:	Revenue	$1,216,585	$1,109,457	$2,357,405	$2,107,884
Expenses and Income:	Cost of revenue	437,498	414,725	855,579	789,773
	Gross profit	779,087	694,732	1,501,826	1,318,111
	Sales and marketing	171,277	161,107	346,527	317,330
	General and administrative	116,815	98,681	235,930	190,242
	Research and development	65,429	61,898	131,217	120,959
	Total operating expense	353,521	321,686	713,674	628,531
	Income from operations	425,566	373,046	788,152	689,580
	Non-operating income (expense), net	(8,342)	(10,694)	(15,486)	(17,144)
	Income before provision for income taxes	417,224	362,352	772,666	672,436
	Provision for income taxes	78,812	68,363	155,808	135,770
Net Income:	Net income attributable to stockholders	$338,412	$293,989	$616,858	$536,666
	Earnings per share: Basic	$4.29	$3.66	$7.78	$6.64
	Earnings per share: Diluted	$4.27	$3.63	$7.74	$6.59
	Shares outstanding: Basic	78,954	80,413	79,299	80,864
	Shares outstanding: Diluted	79,312	80,994	79,742	81,465

IDEXX Laboratories, Inc. and Subsidiaries

Selected Operating Information (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2026	2025	2026	2025
Operating Ratios	Gross profit	64.0%	62.6%	63.7%	62.5%
(as a percentage of revenue):	Sales, marketing, general and administrative expense	23.7%	23.4%	24.7%	24.1%
	Research and development expense	5.4%	5.6%	5.6%	5.7%
	Income from operations[1]	35.0%	33.6%	33.4%	32.7%

1Amounts presented may not recalculate due to rounding.

IDEXX Announces Second Quarter Results

August 4, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Segment and Other Information

Amounts in thousands (Unaudited)

		Three Months Ended
		June 30, 2026	Percent of Revenue	June 30, 2025	Percent of Revenue
Revenue:	CAG	$1,118,236		$1,022,443
	Water	58,564		51,001
	LPD	35,181		31,762
	Other	4,604		4,251
	Total	$1,216,585		$1,109,457

Gross Profit:	CAG	$715,787	64.0%	$642,102	62.8%
	Water	43,598	74.4%	35,511	69.6%
	LPD	18,651	53.0%	14,929	47.0%
	Other	1,051	22.8%	2,190	51.5%
	Total	$779,087	64.0%	$694,732	62.6%

Income from Operations:	CAG	$393,283	35.2%	$348,477	34.1%
	Water	30,274	51.7%	24,642	48.3%
	LPD	2,411	6.9%	(505)	(1.6)%
	Other	(402)	(8.7)%	432	10.2%
	Total	$425,566	35.0%	$373,046	33.6%

		Six Months Ended
		June 30, 2026	Percent of Revenue	June 30, 2025	Percent of Revenue
Revenue:	CAG	$2,172,288		$1,942,279
	Water	108,829		96,322
	LPD	67,664		60,358
	Other	8,624		8,925
	Total	$2,357,405		$2,107,884

Gross Profit:	CAG	$1,383,296	63.7%	$1,216,925	62.7%
	Water	80,135	73.6%	67,584	70.2%
	LPD	35,561	52.6%	29,294	48.5%
	Other	2,834	32.9%	4,308	48.3%
	Total	$1,501,826	63.7%	$1,318,111	62.5%

Income from Operations:	CAG	$730,838	33.6%	$643,632	33.1%
	Water	53,943	49.6%	45,459	47.2%
	LPD	3,701	5.5%	(380)	(0.6)%
	Other	(330)	(3.8)%	869	9.7%
	Total	$788,152	33.4%	$689,580	32.7%

IDEXX Announces Second Quarter Results

August 4, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Three Months Ended
Net Revenue	June 30, 2026	June 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG	$1,118,236	$1,022,443	$95,793	9.4%	0.6%	—	8.7%
United States	734,892	684,497	50,395	7.4%	—	—	7.4%
International	383,344	337,946	45,398	13.4%	1.9%	—	11.5%
Water	$58,564	$51,001	$7,563	14.8%	1.9%	—	13.0%
United States	29,621	26,090	3,531	13.5%	—	—	13.5%
International	28,943	24,911	4,032	16.2%	3.8%	—	12.4%
LPD	$35,181	$31,762	$3,419	10.8%	1.8%	—	9.0%
United States	6,608	5,767	841	14.6%	—	—	14.6%
International	28,573	25,995	2,578	9.9%	2.1%	—	7.8%
Other	$4,604	$4,251	$353	8.3%	—	—	8.3%
Total Company	$1,216,585	$1,109,457	$107,128	9.7%	0.7%	—	9.0%
United States	772,968	717,869	55,099	7.7%	—	—	7.7%
International	443,617	391,588	52,029	13.3%	2.0%	—	11.2%

	Three Months Ended
Net CAG Revenue	June 30, 2026	June 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$974,713	$877,995	$96,718	11.0%	0.7%	—	10.3%
IDEXX VetLab consumables	430,337	375,112	55,225	14.7%	1.1%	—	13.6%
Rapid assay products	101,575	100,240	1,335	1.3%	0.3%	—	1.1%
Reference laboratory diagnostic and consulting services	406,729	367,694	39,035	10.6%	0.3%	—	10.3%
CAG Diagnostics services and accessories	36,072	34,949	1,123	3.2%	1.1%	—	2.1%
CAG Diagnostics capital – instruments	$47,174	$58,600	($11,426)	(19.5%)	0.1%	—	(19.6%)
Veterinary software, services and diagnostic imaging systems:	$96,349	$85,848	$10,501	12.2%	0.4%	—	11.8%
Recurring revenue	76,343	68,954	7,389	10.7%	0.5%	—	10.2%
Systems and hardware	20,006	16,894	3,112	18.4%	0.2%	—	18.2%
Net CAG revenue	$1,118,236	$1,022,443	$95,793	9.4%	0.6%	—	8.7%

	Three Months Ended
	June 30, 2026	June 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$974,713	$877,995	$96,718	11.0%	0.7%	—	10.3%
United States	630,504	575,009	55,495	9.7%	—	—	9.7%
International	344,209	302,986	41,223	13.6%	2.0%	—	11.6%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Second Quarter Results

August 4, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets

Amounts in thousands (Unaudited)

	Six Months Ended
Net Revenue	June 30, 2026	June 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG	$2,172,288	$1,942,279	$230,009	11.8%	1.7%	—	10.1%
United States	1,425,792	1,308,386	117,406	9.0%	—	—	9.0%
International	746,496	633,893	112,603	17.8%	5.4%	—	12.4%
Water	$108,829	$96,322	$12,507	13.0%	2.8%	—	10.2%
United States	56,014	49,593	6,421	12.9%	—	—	12.9%
International	52,815	46,729	6,086	13.0%	5.6%	—	7.4%
LPD	$67,664	$60,358	$7,306	12.1%	4.0%	—	8.2%
United States	12,992	11,555	1,437	12.4%	—	—	12.4%
International	54,672	48,803	5,869	12.0%	4.8%	—	7.2%
Other	$8,624	$8,925	($301)	(3.4%)	—	—	(3.4%)
Total Company	$2,357,405	$2,107,884	$249,521	11.8%	1.8%	—	10.0%
United States	1,498,200	1,372,730	125,470	9.1%	—	—	9.1%
International	859,205	735,154	124,051	16.9%	5.3%	—	11.6%

	Six Months Ended
Net CAG Revenue	June 30, 2026	June 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$1,895,026	$1,684,262	$210,764	12.5%	1.8%	—	10.7%
IDEXX VetLab consumables	842,919	719,891	123,028	17.1%	2.6%	—	14.5%
Rapid assay products	186,513	184,274	2,239	1.2%	0.7%	—	0.5%
Reference laboratory diagnostic and consulting services	792,908	712,100	80,808	11.3%	1.4%	—	10.0%
CAG Diagnostics services and accessories	72,686	67,997	4,689	6.9%	2.3%	—	4.6%
CAG Diagnostics capital – instruments	$89,623	$90,594	($971)	(1.1%)	1.4%	—	(2.5%)
Veterinary software, services and diagnostic imaging systems:	$187,639	$167,423	$20,216	12.1%	0.7%	—	11.4%
Recurring revenue	149,879	134,747	15,132	11.2%	0.8%	—	10.5%
Systems and hardware	37,760	32,676	5,084	15.6%	0.3%	—	15.2%
Net CAG revenue	$2,172,288	$1,942,279	$230,009	11.8%	1.7%	—	10.1%

	Six Months Ended
	June 30, 2026	June 30, 2025	Dollar Change	Reported Revenue Growth[1]	Percentage Change from Currency	Percentage Change from Acquisitions	Organic Revenue Growth[1]
CAG Diagnostics recurring revenue:	$1,895,026	$1,684,262	$210,764	12.5%	1.8%	—	10.7%
United States	1,224,987	1,111,986	113,002	10.2%	—	—	10.2%
International	670,039	572,276	97,762	17.1%	5.4%	—	11.6%

1See Statements Regarding Non-GAAP Financial Measures, above. Amounts presented may not recalculate due to rounding.

IDEXX Announces Second Quarter Results

August 4, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

Amounts in thousands (Unaudited)

		June 30, 2026	December 31, 2025
Assets:	Current Assets:
	Cash and cash equivalents	$196,933	$180,070
	Accounts receivable, net	627,083	552,378
	Inventories	391,579	377,756
	Other current assets	293,894	303,623
	Total current assets	1,509,489	1,413,827
	Property and equipment, net	733,238	747,380
	Other long-term assets, net	1,199,608	1,189,552
	Total assets	$3,442,335	$3,350,759
Liabilities and Stockholders'
Equity:	Current Liabilities:
	Accounts payable	$129,097	$110,408
	Accrued liabilities	453,169	530,147
	Line of credit	519,000	398,000
	Current portion of long-term debt	149,999	74,995
	Deferred revenue	36,400	35,264
	Total current liabilities	1,287,665	1,148,814
	Long-term debt, net of current portion	299,865	374,842
	Other long-term liabilities, net	242,230	221,720
	Total long-term liabilities	542,095	596,562
	Total stockholders' equity	1,612,575	1,605,383
	Total liabilities and stockholders' equity	$3,442,335	$3,350,759

IDEXX Laboratories, Inc. and Subsidiaries

Selected Balance Sheet Information (Unaudited)

		June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Selected Balance Sheet Information:	Days sales outstanding[1]	46.2	46.2	46.8	46.5	44.7
	Inventory turns[2]	1.4	1.4	1.6	1.5	1.5

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns are calculated as the ratio of our inventory-related cost of revenue for the quarter multiplied by four, divided by the average inventory balances at the beginning and end of each quarter.

IDEXX Announces Second Quarter Results

August 4, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

Amounts in thousands (Unaudited)

		Six Months Ended
		June 30, 2026	June 30, 2025
Operating:	Cash Flows from Operating Activities:
	Net income	$616,858	$536,666
	Non-cash adjustments to net income	143,240	111,582
	Changes in assets and liabilities	(146,688)	(224,543)
	Net cash provided by operating activities	613,410	423,705
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(56,630)	(64,128)
	Acquisitions	(4,491)	—
	Proceeds from net investment hedges	2,081	890
	Net cash used by investing activities	(59,040)	(63,238)
Financing:	Cash Flows from Financing Activities:
	Borrowings under credit facility, net	121,000	329,000
	Payments of senior notes	—	(103,386)
	Repurchases of common stock	(697,840)	(738,995)
	Proceeds from exercises of stock options and employee stock purchase plans	51,074	24,523
	Shares withheld for statutory tax withholding payments on restricted stock	(10,853)	(7,094)
	Net cash used by financing activities	(536,619)	(495,952)
	Net effect of changes in exchange rates on cash	(888)	11,813
	Net increase (decrease) in cash and cash equivalents	16,863	(123,672)
	Cash and cash equivalents, beginning of period	180,070	288,266
	Cash and cash equivalents, end of period	$196,933	$164,594

IDEXX Laboratories, Inc. and Subsidiaries

Free Cash Flow

Amounts in thousands (Unaudited)

		Three Months Ended		Six Months Ended
		June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Free Cash Flow:	Net cash provided by operating activities	$347,162	$185,743	$613,410	$423,705
	Investing cash flows attributable to purchases of property and equipment	(24,646)	(34,102)	(56,630)	(64,128)
	Free cash flow[1]	$322,516	$151,641	$556,780	$359,577

1See Statement Regarding Non-GAAP Financial Measures, above.

IDEXX Announces Second Quarter Results

August 4, 2026

IDEXX Laboratories, Inc. and Subsidiaries

Common Stock Repurchases

Amounts in thousands except per share data (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Shares repurchased in the open market	582	713	1,170	1,644
Shares acquired through employee surrender for statutory tax withholding	—	2	17	16
Total shares repurchased	582	715	1,187	1,660

Cost of shares repurchased in the open market	$332,046	$327,530	$692,879	$736,745
Cost of shares for employee surrenders	298	970	10,853	7,094
Total cost of shares	$332,344	$328,500	$703,732	$743,839

Average cost per share – open market repurchases	$570.72	$458.96	$592.41	$448.02
Average cost per share – employee surrenders	$563.62	$513.46	$627.34	$452.84
Average cost per share – total	$570.71	$459.10	$592.92	$448.07